Northrop Grumman Reports First Quarter 2010 Financial Results

News Release

Contact:
Dan McClain (Media)
(310) 201-3335

Paul Gregory (Investors)
(310) 201-1634
Northrop Grumman Reports First Quarter 2010 Financial Results
•	Q1 EPS from Continuing Operations Increase 37 Percent to $1.51

•	Sales Increase 8.5 Percent to $8.6 Billion

•	8.3 Million Shares Repurchased

•	2010 Operating Guidance Updated; EPS from Continuing Operations Increased to $5.75 - $6.00
          LOS ANGELES – April 28, 2010 – Northrop Grumman Corporation (NYSE: NOC) reported that first quarter 2010 earnings from continuing operations increased to $462 million, or $1.51 per diluted share, from $366 million, or $1.10 per diluted share, in the first quarter of 2009. First quarter 2010 sales increased 8.5 percent to $8.6 billion from $7.9 billion. The first quarter of 2010 included more working days than the first quarter of 2009.
          Cash used by operations in the first quarter of 2010 totaled $531 million compared with cash used by operations of $172 million in the first quarter of 2009. New business awards for the 2010 first quarter totaled $6.9 billion, bringing total backlog to $67.5 billion as of Mar. 31, 2010.
          “This was a solid quarter for Northrop Grumman. Based on this quarter’s strong EPS growth, we now expect earnings per share of $5.75 to $6.00. Although cash flow was seasonally low, we are on track to achieve our 2010 guidance. Looking ahead, we are focused on continuing to drive performance improvements that create value,” said Wes Bush, chief executive officer and president.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2010 Financial Results	2
Table 1 - Financial Highlights

	First Quarter
($ in millions, except per share amounts)	2010	2009

Sales	$8,610	$7,935
Operating income	765	619
as % of sales	8.9%	7.8%
Earnings from continuing operations	$462	$366
Diluted EPS from continuing operations	1.51	1.10
Net earnings	469	389
Diluted EPS	1.53	1.17
Cash used by operations	(531)	(172)
Free cash flow[1]	(669)	(352)

Pension-adjusted Operating Highlights
Operating income	$765	$619
Net pension adjustment[1]	8	76

Pension-adjusted operating income[1]	773	695
as % of sales[1]	9.0%	8.8%

Pension-adjusted Per Share Data
Diluted EPS from continuing operations	$1.51	$1.10
After-tax net pension adjustment per share[1]	0.02	0.15

Pension-adjusted diluted EPS from continuing operations[1]	1.53	1.25

Weighted average shares outstanding - Basic	302.5	326.9
Dilutive effect of stock options and stock awards	3.6	5.2

Weighted average shares outstanding - Diluted	306.1	332.1
1 Non-GAAP metric - see definitions and reconciliations at the end of this press release.
          First quarter 2010 operating income increased 24 percent to $765 million from $619 million in the prior year period, and as a percent of sales increased to 8.9 percent from 7.8 percent. The improvement over the prior year reflects a decrease in net pension adjustment, higher segment operating income, and lower unallocated corporate expenses. First quarter 2010 net pension adjustment declined to an expense of $8 million from an expense of $76 million in the prior year period; segment operating income increased by $55 million, and unallocated corporate expenses declined to $33 million from $53 million. The decline in unallocated corporate expenses reflects lower legal and environmental expenses than in the prior year period.
          Federal and foreign income taxes totaled $230 million in the first quarter of 2010 compared with $188 million in the prior year, and the effective tax rates for these periods were 33.2 percent and 33.9 percent, respectively.
          First quarter 2010 diluted earnings per share are based on 306.1 million weighted average shares outstanding compared with 332.1 million shares in the first quarter of 2009.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2010 Financial Results	3
Table 2 - Cash Flow Highlights

	First Quarter
($ millions)	2010	2009	Change

Cash (used) provided by operations before discretionary pension contributions[1]	$(501)	$42	$(543)
Discretionary pension pre-funding impact	(30)	(214)	184

Cash used by operations	(531)	(172)	(359)
Less:
Capital expenditures	135	162	(27)
Outsourcing contract & related software costs	3	18	(15)

Free cash flow[1]	$(669)	$(352)	$(317)
1 Non-GAAP metric - see definitions and reconciliations at the end of this press release
     Free cash outflow totaled $669 million in the 2010 first quarter compared with outflow of $352 million in the prior year period. The change in free cash flow in the 2010 period resulted from additional working capital requirements, one additional payroll period due to the additional working days in the quarter, and higher taxes paid.
Table 3 – Operating Guidance Updated

($ in millions, except per share amounts)	Prior	Current

Sales	$ 34,000 - $ 34,600	~$34,500

Segment operating margin %[1]	Low 9%	Low 9%

Operating margin %	Mid 8%	Mid 8%

Diluted EPS from continuing operations	$ 5.70 - $ 5.95	$ 5.75 - $ 6.00

Cash provided by operations before discretionary pension contributions[1]	2,500 - 3,000	2,500 - 3,000

Free cash flow before discretionary pension contributions[1]	1,700 - 2,200	1,700 - 2,200
1 Non-GAAP metric - see definitions and reconciliations at the end of this press release.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2010 Financial Results	4
Table 4 - Cash Measurements, Debt and Capital Deployment

($ millions)	3/31/2010	12/31/2009

Cash & cash equivalents	$1,961	$3,275

Total debt	4,215	4,294

Net debt[1]	2,254	1,019

Net debt to total capital ratio[2]	13%	6%
1 Total debt less cash and cash equivalents.
2 Net debt divided by the sum of shareholders’ equity and total debt.
     Changes in cash and cash equivalents include the following items for cash from operations, investing and financing during the first quarter of 2010:
Operations
•	$531 million used by operations
Investing
•	$135 million for capital expenditures and $3 million for outsourcing contract and related software costs
Financing
•	$507 million for repurchase of common stock

•	$89 million principal payments of long term debt

•	$129 million for dividends
Table 5 - Business Results
          The 2010 first quarter included more working days than the 2009 first quarter. Results for the company’s advisory services business (TASC), divested in December 2009, are reported as discontinued operations for all periods presented.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2010 Financial Results	5
Consolidated Sales & Segment Operating Income1

	First Quarter
($ millions)	2010	2009	Change

Sales
Aerospace Systems	$2,696	$2,456	10%
Electronic Systems	1,882	1,788	5%
Information Systems	2,064	2,093	(1%)
Shipbuilding	1,721	1,375	25%
Technical Services	763	632	21%
Intersegment eliminations	(516)	(409)

	$8,610	$7,935	9%
Segment operating income[1]
Aerospace Systems	$296	$258	15%
Electronic Systems	226	229	(1%)
Information Systems	183	186	(2%)
Shipbuilding	106	84	26%
Technical Services	49	37	32%
Intersegment eliminations	(50)	(39)

Segment operating income[1]	$810	$755	7%
as a % of sales[1]	9.4%	9.5%	(10 bps)

Reconciliation to operating income
Unallocated corporate expenses	$(33)	$(53)	38%
Net pension adjustment[1]	(8)	(76)	89%
Reversal of royalty income included above	(4)	(7)	43%

Operating income	765	619	24%
as a % of sales	8.9%	7.8%	110 bps

Net interest expense	(80)	(73)	(10%)
Other, net	7	8	(13%)

Earnings from continuing operations before	692	554	25%
income taxes
Federal and foreign income taxes	(230)	(188)	22%

Earnings from continuing operations	462	366	26%
Earnings from discontinued operations	7	23	(70%)

Net earnings	$469	$389	21%
1 Non-GAAP metric - see definitions and reconciliations at the end of this press release.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2010 Financial Results	6
Aerospace Systems ($ millions)

	First Quarter
	2010	2009	% Change

Sales	$2,696	$2,456	9.8%

Operating income	296	258	14.7%

as % of sales	11.0%	10.5%
          Aerospace Systems first quarter 2010 sales increased 10 percent, principally due to higher volume for manned and unmanned aircraft and space programs. Higher volume for these programs was partially offset by lower volume for missile defense programs. Aerospace Systems first quarter 2010 operating income increased 15 percent, and as a percent of sales increased to 11 percent from 10.5 percent in the prior year period. Higher operating income and margin rate are due to higher volume and improved program performance.
Electronic Systems ($ millions)

	First Quarter
	2010	2009	% Change

Sales	$1,882	$1,788	5.3%

Operating income	226	229	(1.3%)

as a % of sales	12.0%	12.8%
          Electronic Systems first quarter 2010 sales increased 5 percent due to higher sales for targeting systems programs, higher intercompany sales, and higher volume for navigation systems programs. Electronic Systems first quarter 2010 operating income was slightly lower than the prior year period, and as a percent of sales was 12 percent compared with 12.8 percent. The change in margin rate reflects lower performance for postal automation programs and lower royalty income than in the prior year period, as well as a provision for an announced workforce reduction, which more than offset improved performance in combat avionics and land and self-protection systems.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2010 Financial Results	7
Information Systems ($ millions)

	First Quarter
	2010	2009	% Change

Sales	$2,064	$2,093	(1.4%)

Operating income	183	186	(1.6%)

as a % of sales	8.9%	8.9%
          Information Systems first quarter 2010 sales were 1 percent lower than the prior year period principally due to lower volume for civil systems and defense programs, which more than offset higher volume for intelligence programs. The decline in civil systems reflects lower volume across several programs, including state and local and Defense Integrated Military HR System (DIMHRS). Information Systems first quarter 2010 operating income declined slightly due to lower sales volume and as a percent of sales was comparable to the prior year period at 8.9 percent.
Shipbuilding ($ millions)

	First Quarter
	2010	2009	% Change

Sales	$1,721	$1,375	25.2%

Operating income	106	84	26.2%

as % of sales	6.2%	6.1%
          Shipbuilding first quarter 2010 sales increased 25 percent due to higher volume for expeditionary warfare, surface combatant and aircraft carrier programs, including the LHA 6, LPD 17, DDG 51, and Gerald R. Ford aircraft carrier construction programs. First quarter 2009 sales included negative adjustments for lower program performance. Shipbuilding first quarter 2010 operating income increased 26 percent as a result of higher volume, and as a percent of sales operating income improved to 6.2 percent from 6.1 percent in the prior year period. First quarter 2010 operating income includes lower performance for the LPD program, which was partially offset by an insurance recovery for business interruption related to Hurricane Ike.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2010 Financial Results	8
Technical Services ($ millions)

	First Quarter
	2010	2009	% Change

Sales	$763	$632	20.7%

Operating income	49	37	32.4%

as a % of Sales	6.4%	5.9%
          Technical Services first quarter 2010 sales increased 21 percent due to higher volume for life cycle optimization & engineering (LCOE), systems support, and training & simulation programs. Higher volume for existing programs, including Counter Narco-Terrorism, Hunter, and National Security Technology, as well as new programs such as KC-10 and C-20, contributed to higher sales. Technical Services first quarter 2010 operating income increased 32 percent, and as a percent of sales increased to 6.4 percent from 5.9 percent. The improvements in operating income and rate are due to higher volume, improved program performance and a shift in mix toward higher margin LCOE business.
# # #
About Northrop Grumman
          Northrop Grumman Corporation is a leading global security company whose 120,000 employees provide innovative systems, products, and solutions in aerospace, electronics, information systems, shipbuilding and technical services to government and commercial customers worldwide.
          Northrop Grumman will webcast its earnings conference call at 10:30 a.m. ET on Apr. 28, 2010. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s Web site at http://www.northropgrumman.com.
Statements in this release and the attachments, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” “guidance,” “target,” “trends” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, financial guidance regarding future sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow and earnings. These statements are not guarantees of future performance and involve certain risks and uncertainties. Actual results could differ materially due to factors such as: the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; retiree medical expense; the outcome of litigation, claims, audits, appeals, bid protests and investigations; hurricane and earthquake-related insurance coverage and recoveries; costs of environmental remediation; our relationships

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2010 Financial Results	9
with labor unions; availability and retention of qualified personnel; costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; effects of legislation, rulemaking, and changes in accounting, tax or defense procurement; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, changes in customer short-range and long-range plans); acquisition or termination of contracts; technical, operation or quality setbacks in contract performance; protection of intellectual property rights; risks associated with our nuclear operations; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.
These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.
LEARN MORE ABOUT US: Northrop Grumman news releases, product information, photos and video clips are available on the Internet at: http://www.northropgrumman.com

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31
$ in millions, except per share amounts	2010	2009

Sales and Service Revenues
Product sales	$5,526	$4,570
Service revenues	3,084	3,365

Total sales and service revenues	8,610	7,935

Cost of Sales and Service Revenues
Cost of product sales	4,296	3,635
Cost of service revenues	2,781	2,963
General and administrative expenses	768	718

Operating income	765	619
Other (expense) income
Interest expense	(80)	(73)
Other, net	7	8

Earnings from continuing operations before income taxes	692	554
Federal and foreign income taxes	230	188

Earnings from continuing operations	462	366
Earnings from discontinued operations, net of tax	7	23

Net earnings	$469	$389

Basic Earnings Per Share
Continuing operations	$1.53	$1.12
Discontinued operations	.02	.07

Basic earnings per share	$1.55	$1.19

Weighted-average common shares outstanding, in millions	302.5	326.9

Diluted Earnings Per Share
Continuing operations	$1.51	$1.10
Discontinued operations	.02	.07

Diluted earnings per share	$1.53	$1.17

Weighted-average diluted shares outstanding, in millions	306.1	332.1

Net earnings (from above)	$469	$389
Other comprehensive income
Change in cumulative translation adjustment	(28)	(14)
Change in unrealized gain on marketable securities and cash flow hedges, net of tax		7
Change in unamortized benefit plan costs, net of tax	40	53

Other comprehensive income, net of tax	12	46

Comprehensive income	$481	$435

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(unaudited)

	March 31,	December 31,
$ in millions	2010	2009

Assets
Cash and cash equivalents	$1,961	$3,275
Accounts receivable, net of progress payments	4,197	3,394
Inventoried costs, net of progress payments	1,289	1,170
Deferred tax assets	627	524
Prepaid expenses and other current assets	295	272

Total current assets	8,369	8,635
Property, plant, and equipment, net of accumulated depreciation of $4,340 in 2010 and $4,216 in 2009	4,797	4,868
Goodwill	13,517	13,517
Other purchased intangibles, net of accumulated amortization of $1,898 in 2010 and $1,871 in 2009	846	873
Pension and post-retirement plan assets	304	300
Long-term deferred tax assets	883	1,010
Miscellaneous other assets	1,046	1,049

Total assets	$29,762	$30,252

Liabilities
Notes payable to banks	$14	$12
Current portion of long-term debt	761	91
Trade accounts payable	1,642	1,921
Accrued employees’ compensation	1,134	1,281
Advance payments and billings in excess of costs incurred	1,909	1,954
Other current liabilities	2,028	1,726

Total current liabilities	7,488	6,985
Long-term debt, net of current portion	3,440	4,191
Pension and post-retirement plan liabilities	4,723	4,874
Other long-term liabilities	1,471	1,515

Total liabilities	17,122	17,565

Shareholders’ Equity
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2010 — 300,814,235; 2009 — 306,865,201	301	307
Paid-in capital	8,264	8,657
Retained earnings	7,077	6,737
Accumulated other comprehensive loss	(3,002)	(3,014)

Total shareholders’ equity	12,640	12,687

Total liabilities and shareholders’ equity	$29,762	$30,252

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31
$ in millions	2010	2009

Operating Activities
Sources of Cash — Continuing Operations
Cash received from customers
Progress payments	$2,379	$803
Collections on billings	5,339	6,326
Other cash receipts	1	51

Total sources of cash — continuing operations	7,719	7,180

Uses of Cash — Continuing Operations
Cash paid to suppliers and employees	(8,003)	(7,203)
Interest paid, net of interest received	(126)	(98)
Income taxes paid, net of refunds received	(111)	(73)
Excess tax benefits from stock-based compensation	(5)
Other cash payments	(5)	(22)

Total uses of cash — continuing operations	(8,250)	(7,396)

Cash used in continuing operations	(531)	(216)
Cash provided by discontinued operations		44

Net cash used in operating activities	(531)	(172)

Investing Activities
Additions to property, plant, and equipment	(135)	(162)
Payments for outsourcing contract costs and related software costs	(3)	(18)
Other investing activities, net	3	4

Net cash used in investing activities	(135)	(176)

Financing Activities
Net borrowings (payments) under lines of credit	2	(1)
Principal payments of long-term debt	(89)
Proceeds from exercises of stock options and issuances of common stock	70	8
Dividends paid	(129)	(131)
Excess tax benefits from stock-based compensation	5
Common stock repurchases	(507)	(150)

Net cash used in financing activities	(648)	(274)

Decrease in cash and cash equivalents	(1,314)	(622)
Cash and cash equivalents, beginning of period	3,275	1,504

Cash and cash equivalents, end of period	$1,961	$882

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31
$ in millions	2010	2009

Reconciliation of Net Earnings to Net Cash Used in Operating Activities
Net earnings	$469	$389
Net earnings from discontinued operations		(23)
Adjustments to reconcile to net cash used in operating activities
Depreciation	140	136
Amortization of assets	39	38
Stock-based compensation	38	35
Excess tax benefits from stock-based compensation	(5)
Pre-tax gain on sale of business	(11)
(Increase) decrease in
Accounts receivable	(2,706)	(1,748)
Inventoried costs	13	(355)
Prepaid expenses and other current assets	(6)	(31)
Increase (decrease) in
Progress payments	1,779	1,431
Accounts payable and accruals	(526)	(265)
Deferred income taxes	(1)	46
Income taxes payable	163	131
Retiree benefits	107	(5)
Other non-cash transactions, net	(24)	5

Cash used in continuing operations	(531)	(216)
Cash provided by discontinued operations		44

Net cash used in operating activities	$(531)	$(172)

Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$38	$29

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(unaudited)

$ in millions	March 31, 2010			December 31, 2009
	FUNDED (1)	UNFUNDED(2)	TOTAL BACKLOG	FUNDED(1)	UNFUNDED(2)	TOTAL BACKLOG

Aerospace Systems	$10,643	$13,475	$24,118	$8,320	$16,063	$24,383
Electronic Systems	7,986	2,321	10,307	7,591	2,784	10,375
Information Systems	4,586	4,181	8,767	4,319	4,508	8,827
Shipbuilding	12,082	6,988	19,070	11,294	9,151	20,445
Technical Services	2,551	2,651	5,202	2,352	2,804	5,156

Total	$37,848	$29,616	$67,464	$33,876	$35,310	$69,186

(1)	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

(2)	Unfunded backlog represents firm orders for which funding is not currently contractually obligated by the customer.

Unfunded backlog excludes unexercised contract options and unfunded Indefinite Delivery Indefinite Quantity (IDIQ) orders.

New Awards – The estimated value of contract awards included in backlog during the three months ended March 31, 2010, was approximately $6.9 billion.

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
DISCONTINUED OPERATIONS RECLASSIFICATION AND REALIGNED SEGMENT
SUMMARY OPERATING RESULTS
($ in millions)
(unaudited)

	NET SALES(2)							SEGMENT OPERATING INCOME (LOSS)(3)
	2007	2008	2009	2009				2007	2008	2009	2009
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31

AS REPORTED (1)
Aerospace Systems	$9,234	$9,825	$10,419	$2,456	$2,673	$2,527	$2,763	$919	$416	$1,071	$258	$257	$265	$291
Electronic Systems	6,466	7,048	7,671	1,788	1,967	1,839	2,077	809	947	969	229	251	215	274
Information Systems	7,758	8,205	8,611	2,491	2,585	2,513	2,195	725	629	631	223	204	206	109
Shipbuilding	5,788	6,145	6,213	1,375	1,524	1,650	1,664	538	(2,307)	299	84	14	113	88
Technical Services	2,422	2,535	2,776	632	702	692	750	139	144	161	37	43	41	40
Intersegment Eliminations	(1,327)	(1,443)	(1,935)	(422)	(494)	(495)	(524)	(105)	(128)	(202)	(40)	(50)	(54)	(58)

Total	$30,341	$32,315	33,755	$8,320	$8,957	$8,726	$8,925	$3,025	$(299)	$2,929	$791	$719	$786	$744

RESTATED AND REALIGNED (2)
Aerospace Systems	$9,234	$9,825	$10,419	$2,456	$2,673	$2,527	$2,763	$919	$416	$1,071	$258	$257	$265	$291
Electronic Systems	6,466	7,048	7,671	1,788	1,967	1,839	2,077	809	947	969	229	251	215	274
Information Systems	7,717	8,174	8,536	2,093	2,151	2,118	2,174	722	626	624	186	163	168	107
Shipbuilding	5,788	6,145	6,213	1,375	1,524	1,650	1,664	538	(2,307)	299	84	14	113	88
Technical Services	2,422	2,535	2,776	632	702	692	750	139	144	161	37	43	41	40
Intersegment Eliminations	(1,286)	(1,412)	(1,860)	(409)	(472)	(476)	(503)	(102)	(125)	(195)	(39)	(48)	(52)	(56)

Total	$30,341	$32,315	33,755	$7,935	$8,545	$8,350	$8,925	$3,025	$(299)	$2,929	$755	$680	$750	$744

(1)	“As reported” Total Year 2007, Total Year 2008, Total Year 2009, and Three Months ended Dec. 31 amounts reflect the presentation of the Advisory Services Division (ASD) as a discontinued operation and were previously disclosed in the 2009 Form 10-K and the Fourth Quarter 2009 Earnings Release. 2009 quarterly results for three month ended Mar. 31, Jun. 30, and Sep. 30 were previously reported in the company’s 2009 Earnings Releases and 2009 Forms 10-Qs. As a result, the sum of the four quarters in 2009 will not equal the reported 2009 total year.

(2)	Reported amounts for total years 2007 through 2009, and the three months ended Dec. 31 were adjusted to reflect the January 2010 transfer of the company’s internal information technology services unit from the Information Systems segment to the company’s shared services group. Reported amounts for the three months ended Mar. 31, Jun. 30, and Sep. 30 were adjusted to reflect the presentation of ASD as a discontinued operation and the January 2010 transfer.

(3)	Non-GAAP measure. Management uses segment operating income as an internal measure of financial performance for the individual operating segments.

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating Northrop Grumman’s financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release and in attached schedules. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Cash (used in) provided by operations before discretionary pension contributions: Cash (used in) provided by operations before the after-tax impact of discretionary pension contributions. Cash (used in) provided by operations before discretionary pension contributions has been provided for consistency and comparability of 2010 and 2009 financial performance and is reconciled on Table 2.
Free cash flow: Cash used in operations less capital expenditures and outsourcing contract and related software costs. We use free cash flow as a key factor in our planning for and consideration of strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Free cash flow before discretionary pension contributions: Free cash flow before the after-tax impact of discretionary pension contributions. We use free cash flow before discretionary pension contributions as a key factor in our planning for and consideration of strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP.
Net pension adjustment: Pension expense determined in accordance with GAAP less pension expense allocated to the operating segments under U.S. Government Cost Accounting Standards (CAS).
After-tax net pension adjustment per share: The per share impact of the net pension adjustment as defined above, after tax at the statutory rate of 35%, provided for consistency and comparability of 2010 and 2009 financial performance and reconciled on Table 1.
Pension-adjusted diluted EPS from continuing operations: Diluted EPS from continuing operations excluding the after-tax net pension adjustment per share as defined above. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS from continuing operations, as reconciled in Table 1, as an internal measure of financial performance.
Pension-adjusted operating income: Operating income before net pension adjustment as reconciled in Table 1 and used as an internal measure of financial performance.
Pension-adjusted operating margin % / Pension-adjusted operating income as a % of sales: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating income %, as reconciled in Table 1, as an internal measure of financial performance.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Segment operating income: Total earnings from our five segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated corporate expenses, which include management and administration, legal, environmental, certain compensation and retiree benefits, and other expenses; net pension adjustment; and reversal of royalty income included in segment operating income. Management uses segment operating income, as reconciled in Table 5, as an internal measure of financial performance of our individual operating segments.
Segment operating margin % / Segment operating income as a % of sales: Segment operating income as defined above, divided by sales. Management uses segment operating income %, as reconciled in Table 5, as an internal measure of financial performance.
####

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com